UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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International Assets Holding Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTERNATIONAL ASSETS HOLDING CORPORATION

220 E. Central Parkway

Suite 2060

Altamonte Springs, Florida 32701

January 29, 2008

Dear Shareholders:

You are cordially invited to attend the annual meeting of shareholders of International Assets Holding Corporation to be held at the offices of Rothstein, Kass & Company, P.C. at 1350 Avenue of the Americas, New York, New York 10019 on Thursday, March 13, 2008 at 10:00 a.m. Eastern Standard Time.

At the meeting, shareholders will be asked to vote on the election of seven directors and the ratification of the appointment of Rothstein, Kass & Company, P.C. as the Company’s independent registered public accounting firm for the Company’s 2008 fiscal year, The Notice of Annual Meeting of Shareholders and Proxy Statement accompanying this letter provide detailed information concerning matters to be considered at the meeting.

Your vote is important. I urge you to vote as soon as possible, whether or not you plan to attend the annual meeting.

Thank you for your continued support of International Assets Holding Corporation.

Sincerely,

Diego J. Veitia Chairman

INTERNATIONAL ASSETS HOLDING CORPORATION

220 E. CENTRAL PARKWAY, SUITE 2060

ALTAMONTE SPRINGS, FLORIDA 32701

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD

MARCH 13, 2008

TO THE SHAREHOLDERS OF

INTERNATIONAL ASSETS HOLDING CORPORATION

The annual meeting of the shareholders of International Assets Holding Corporation, a Delaware corporation, (the “Company”), will be held on Thursday, March 13, 2008, at 10:00 a.m. Eastern Standard Time, at, the offices of Rothstein, Kass & Company, P.C. at 1350 Avenue of the Americas, New York, New York 10019 for the following purposes:

1. To elect seven directors to serve until the 2009 annual meeting of shareholders.

2. To ratify the appointment of Rothstein, Kass & Company, P.C. as the Company’s independent registered public accounting firm for the 2008 fiscal year.

3. To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on January 15, 2008 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. We hope that you will attend the meeting, but if you cannot do so, please complete, date and sign the enclosed proxy card, and return it in the accompanying envelope as promptly as possible. Returning the enclosed proxy card will not affect your right to vote in person if you attend the meeting.

By Order of the Board of Directors

SEAN M. O’CONNOR
Chief Executive Officer

Altamonte Springs, Florida

January 29, 2008

INTERNATIONAL ASSETS HOLDING CORPORATION

220 E. Central Parkway

Suite 2060

Altamonte Springs, Florida 32701

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD

MARCH 13, 2008

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of International Assets Holding Corporation, a Delaware corporation (the “Company”), for use at the annual meeting of shareholders to be held on Thursday, March 13, 2008, at 10:00 a.m. (local time), or at any adjournment or postponement of the meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting. The annual meeting will be held at the offices of Rothstein, Kass & Company, P.C. at 1350 Avenue of the Americas, New York, New York 10019. The Company intends to mail this proxy statement and accompanying proxy card on or about January 29, 2008 to all shareholders entitled to vote at the annual meeting.

ABOUT THE MEETING

Why did I receive this proxy statement?

You received this proxy statement because you held shares of the Company’s common stock on January 15, 2008 (the “Record Date”) and are entitled to vote at the annual meeting. The Board of Directors is soliciting your proxy to vote at the meeting.

VOTING

What am I voting on?

You are being asked to vote on two items:

1. The election of seven directors (see page 4).

2. The ratification of Rothstein, Kass & Company, P.C. as the Company’s independent registered public accounting firm for the 2008 fiscal year (see page 23).

How do I vote?

Shareholders of Record

If you are a shareholder of record, there are four ways to vote:

•	By toll free telephone at 1-866-540-5760.

•	By internet at www.proxyvoting.com/iaac

•	By completing and returning your proxy card in the postage-paid envelope provided by the Company; or

•	By voting in person at the meeting.

Street Name Holders

Shares which are held in a brokerage account in the name of the broker are said to be held in “street name.”

If your shares are held in street name, you should follow the voting instructions provided by your broker. You may complete and return a voting instruction card to your broker, or, in many cases, your broker may also allow you to vote via the telephone or internet. Check your proxy card for more information. If you hold your shares in street name and wish to vote at the meeting, you must obtain a legal proxy from your broker and bring that proxy to the meeting.

Regardless of how your shares are registered, if you complete and properly sign the accompanying proxy card and return it to the address indicated, it will be voted as you direct.

What is the deadline for voting via Internet or telephone?

Internet and telephone voting is available through 11:59 p.m. Eastern Standard Time on Wednesday, March 12, 2008 (the day before the annual meeting).

What are the voting recommendations of the Board of Directors?

The Board of Directors recommends that you vote in the following manner:

1. FOR each of the persons nominated by the Board of Directors to serve as directors.

2. FOR the ratification of the appointment of Rothstein, Kass & Company, P.C. as independent registered public accounting firm for the 2008 fiscal year.

Unless you give contrary instructions on your proxy card, the persons named as proxies will vote your shares in accordance with the recommendations of the Board of Directors.

Will any other matters be voted on?

We do not know of any other matters that will be brought before the shareholders for a vote at the annual meeting. If any other matter is properly brought before the meeting, your signed proxy card would authorize Diego Veitia and Sean O’Connor to vote on such matters in their discretion.

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponement or adjournment of the meeting.

How many votes do I have?

You will have one vote for each share of the Company’s common stock that you owned on the Record Date.

How many votes can be cast by all shareholders?

The Company had 8,464,802 outstanding shares of common stock on the Record Date. Each of these shares is entitled to one vote. There is no cumulative voting.

How many votes must be present to hold the meeting?

The holders of a majority of the Company’s common stock outstanding on Record Date must be present at the meeting in person or by proxy in order to fulfill the quorum requirement necessary to hold the meeting. This means at least 4,232,402 shares must be present in person or by proxy.

If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will also be counted in determining the quorum. A broker non-vote occurs when a bank or broker holding shares in street name submits a proxy that states that the broker does not vote for some or all of the proposals because the broker has not received instructions from the beneficial owners on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.

We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that a quorum has been achieved.

What vote is required to approve each proposal?

In the election of directors, the affirmative vote of a plurality of the votes present in person or by proxy and entitled to vote at the meeting is required. A proxy that has properly withheld authority with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purposes of determining whether there is a quorum.

For the ratification of Rothstein, Kass & Company, P.C., the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the meeting will be required for approval. An abstention with respect to this proposal will be counted for the purposes of determining the number of shares entitled to vote that are present in person or by proxy. Accordingly, an abstention will have the effect of a negative vote.

If a broker indicates on the proxy that it does not have discretionary authority as to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to the matter.

Can I change my vote?

Yes. You may change your vote by sending in a new proxy card with a later date, by casting a new vote by telephone or internet, or, if you are a shareholder of record, sending written notice of revocation to the Company’s Corporate Secretary at the address on the cover of this proxy statement. Also, if you attend the meeting and wish to vote in person, you may request that your previously submitted proxy not be used.

Who can attend the annual meeting?

Any person who was a shareholder of the Company on January 15, 2008 may attend the meeting. If you own shares in street name, you should ask your broker or bank for a legal proxy to bring with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement so that we can verify your ownership of our stock and admit you to the meeting. However, you will not be able to vote your shares at the meeting without a legal proxy.

What happens if I sign and return the proxy card but do not indicate how to vote on an issue?

If you return a proxy card without indicating your vote, your shares will be voted as follows:

•	FOR each of the nominees for director named in this proxy statement;

•	FOR ratification of the appointment of Rothstein, Kass & Company, P.C. as the independent registered public accounting firm for the Company for the 2008 fiscal year.

PROPOSAL 1 - ELECTION OF DIRECTORS

Under the Company’s bylaws, the number of directors of the Company is fixed, and may be increased or decreased by resolution of the Board of Directors. Currently, the Board has fixed the number of directors at seven persons.

The Nominating Committee has nominated and the Board of Directors has approved the nominations of seven persons to serve as directors until the 2008 annual meeting, or until each director’s successor is elected and qualified. Each of the nominees has agreed to serve if elected. The nominees are as follows:

Name of Nominee	Age	Director Since

Diego Veitia	64	1987
Sean M. O’Connor	45	2002
Scott J. Branch	45	2002
Robert A. Miller, Ph.D.	65	1998
John Radziwill	60	2002
Justin R. Wheeler	35	2004
John M. Fowler	58	2005

The background of each nominee for director is as follows:

Diego J. Veitia founded the Company in 1987 and served as Executive Chairman of the Board until September 30, 2006. Mr. Veitia currently serves as non-executive Chairman of the Board and has done so since October, 2006. He served as Chief Executive Officer of the Company from its inception in 1987 until October 2002. Mr. Veitia also serves as Chairman of Veitia and Associates, Inc., a private investment company.

Sean M. O’Connor joined the Company in October 2002 as Chief Executive Officer. In December 2002, he was elected to the Board of Directors. From 1994 until 2002, Mr. O’Connor was Chief Executive Officer of Standard New York Securities, a division of Standard Bank. From 1999 until 2002, Mr. O’Connor also served as Executive Director of Standard Bank London, Ltd., a United Kingdom bank and subsidiary of the Standard Bank of South Africa.

Scott J. Branch joined the Company in October 2002 as President. In December 2002, he was elected to the Board of Directors. Mr. Branch was General Manager of Standard Bank London, Ltd. from 1995 until 2002. During this period, he also served in other capacities for Standard Bank, including management of its banking and securities activities in the Eastern Mediterranean Region and management of its forfaiting and syndications group.

Robert A. Miller, Ph.D. was elected as a director of the Company in February, 1998. He currently acts as an independent consultant and is a member of the board of directors of The Dreman Contrarian Trust and serves on its audit committee. From 2005 to August 2007, Dr. Miller served as Interim Senior Vice President and Provost of Roger Williams University, Bristol, Rhode Island. From 1998 to 2005, he was President of Nazareth College in Rochester, New York. He also served as a director of Bergmann Associates, LLC, a privately owned architectural and engineering firm based in Rochester, New York from 2000 to 2004.

John Radziwill was elected as a director of the Company in December 2002. Mr. Radziwill is currently a director of Lionheart Group, Inc., USA Micro Cap Value Co. Ltd, Goldcrown Group Limited, New York Holdings Limited, Acquisitor Plc and Acquisitor Holdings (Bermuda) Ltd. In the past five years, he has also served as a director of Interequity Capital Corporation, GP and Radix Organization Inc. Mr. Radziwill is a member of the Bar of England and Wales.

Justin R. Wheeler was elected as a director of the Company in November 2004. Since 2000, he has been employed by Leucadia National Corporation, the Company’s largest shareholder, and has served as President of its Asset Management Group since 2006. Mr. Wheeler was also appointed Vice President of Leucadia in 2006. He has also served as President and Chief Executive Officer of American Investment Bank, N. A., a subsidiary of Leucadia.

John M. Fowler has been a private investor since 1998. From 1996 to 1998, Mr. Fowler was the Chief Financial Officer, Executive Vice President and Director of Moneygram Payment Systems, Inc. He also served as an Executive Vice President of the Travelers Group, Inc. (now Citigroup, Inc.) from 1986 to 1994.

THE BOARD RECOMMENDS A VOTE “FOR”

EACH NOMINEE

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Company’s Board of Directors is responsible for establishing broad corporate policies and for overseeing the overall management of the Company. In addition to considering various matters which require its approval, the Board of Directors provides advice and counsel to, and ultimately monitors the performance of, the Company’s senior management.

There are three committees of the Board of Directors — the Audit Committee, the Compensation Committee and the Nominating Committee. Committee assignments are re-evaluated annually and approved during the Board meeting which follows the annual meeting of shareholders. The Board of Directors has adopted charters for all of its Committees. Copies of these charters can be found on the Company’s website at http://www.intlassets.com.

During the fiscal year ended September 30, 2007, the Board of Directors held six meetings. Each director attended at least 75% of the total number of meetings of the Board and the Board committees of which he was a member in 2007.

The Company has adopted a formal policy regarding attendance by members of the Board of Directors at the Company’s annual meeting of shareholders and at scheduled meetings of the board of directors. This policy is as follows:

Attendance of Directors at Meetings

The Board of Directors currently holds regularly scheduled meetings and calls for special meetings as necessary. Meetings of the Board may be held telephonically. Directors are expected to attend all Board meetings and meetings of the Committees of the Board on which they serve and to spend the time needed and meet as frequently as necessary to properly discharge their duties.

Directors are also expected to attend the annual meeting of shareholders. The Board believes that director attendance at shareholder meetings is appropriate and can assist directors in carrying out their duties. When directors attend shareholder meetings, they are able to hear directly shareholder concerns regarding the Company. It is understood that special circumstances may occasionally prevent a director from attending a meeting.

All of the Company’s seven current directors attended the 2007 annual meeting of the shareholders.

Audit Committee

The Audit Committee meets at least quarterly with the Company’s management and independent accountants to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements, select and engage the independent accountants, assess the adequacy of the Company’s staff, management performance and procedures in connection with financial controls and receive and consider the accountants’ comments on the Company’s internal controls. The current members of the Audit Committee are John Radziwill (Chairman), Justin R. Wheeler and John M. Fowler. The Audit Committee met five times during the 2007 fiscal year. The Board has determined that each of the current members of the Audit Committee is an “audit committee financial expert” within the meaning of Item 407(d)(5) of SEC Regulation S-B.

Compensation Committee

The Compensation Committee makes determinations concerning salaries and incentive compensation and otherwise determines compensation levels for the Company’s executive officers, directors and other key employees and performs such other functions regarding compensation as the Board may delegate. The current members of the Compensation Committee are John M. Fowler (Chairman), John Radziwill and Robert A. Miller. The Compensation Committee met six times during the 2007 fiscal year.

Nominating Committee

The Nominating Committee reviews and evaluates the effectiveness of the Company’s executive development and succession planning processes, as well as providing active leadership and oversight of these processes. The Nominating Committee also evaluates and recommends nominees for membership on the Company’s Board of Directors and its committees.

The current members of the Nominating Committee are Robert A. Miller (Chairman), John Radziwill and Justin R. Wheeler. The Committee met four times during the 2007 fiscal year.

In September 2005, the Board of Directors adopted a formal policy concerning shareholder recommendations for candidates as nominees to the Board of Directors. The policy has been incorporated into the charter of the Nominating Committee which is posted on the Company’s website. The policy is as follows:

The Nominating Committee is charged with recommending to the entire board a slate of director nominees for election at each annual meeting of the shareholders. Candidates for director nominees are selected for their character, judgment and business experience.

The Committee will consider recommendations from Company shareholders when establishing the slate of director nominees to be submitted to the entire board. Such recommendations will be evaluated by the Committee using the same process and criteria that are used for recommendations received from directors and executive officers. The Committee will consider issues of diversity, experience, skills, familiarity with ethical and corporate governance issues which the Company faces in the current environment, and other relevant factors. The Committee will make these determinations in the context of the perceived needs of the Company at the time.

Procedures by which Shareholders may submit Nominees for Director

For a shareholder to recommend a director nominee to the Committee, the shareholder should send the recommendation to the Chairman of the Nominating Committee, c/o Corporate Secretary, International Assets Holding Corporation, 220 E. Central Parkway, Suite 2060, Altamonte Springs, Florida 32701. The recommendation should include (a) the name, address and telephone number of the potential nominee; (b) a statement regarding the potential nominee’s background, experience, expertise and qualifications; (c) a signed statement from the potential nominee confirming his or her willingness and ability to serve as a director and abide by the corporate governance policies of International Assets Holding Corporation (including its

Code of Ethics) and his or her availability for a personal interview with the Committee; and (d) evidence establishing that the person making the recommendation is a shareholder of the Company.

Recommendations which comply with the foregoing procedures and which are received by the Secretary before September 1 in any year will be forwarded to the Chairman of the Nominating Committee for review and consideration by the Committee for inclusion in the slate of director nominees to be recommended to the entire Board for presentation at the annual meeting of shareholders in the following year.

In evaluating director nominees, the Nominating Committee considers the following factors:

•	the appropriate size of the Company’s Board of Directors;

•	the needs of the Company with respect to the particular talents and experience of its directors;

•

the knowledge, skills and experience of nominees, including experience in securities markets, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	familiarity with national and international business matters;

•	experience with accounting rules and practices; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Nominating Committee’s goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating Committee may also consider such other factors as it may deem are in the best interests of the Company and its shareholders. The Nominating Committee also believes that it is appropriate for certain key members of the Company’s management to serve as directors.

The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Nominating Committee or the Board decides not to re-nominate a member for re-election, the Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Nominating Committee and Board of Directors are polled for suggestions as to individuals meeting the criteria of the Nominating Committee. Research may also be performed to identify qualified individuals. To date, the Company has not engaged third parties to identify or evaluate potential nominees, although the Company reserves the right in the future to retain a third party search firm, if necessary.

Shareholder Communications with Non-Management Members of the Board

The Company has adopted a formal process for shareholder communications with the independent members of the Board. The policy, which is available on the Company’s website, www.intlassets.com, is as follows:

Interested parties are invited to communicate with the non-management members of the Board by sending correspondence to the non-management members of the Board of Directors, c/o Corporate Secretary, International Assets Holding Corporation, 220 East Central Parkway, Suite 2060 Altamonte Springs, FL 32701 or via e-mail to board@intlassets.com.

The Corporate Secretary will review all such correspondence and forward to the non-management members of the Board a summary of all such correspondence received during the prior month and copies of all such correspondence that deals with the functions of the Board or committees thereof or that otherwise is determined to require attention of the non-management directors. Non-management directors may at any time review the log of all correspondence received by the Company that is addressed to the non-management members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Chairman of the Audit Committee.

BOARD MEMBER INDEPENDENCE

The Board of Directors annually determines the independence of Directors based upon a review conducted by the Nominating Committee and the Board. No Director is considered independent unless he has no material relationship with the Company either directly or as a partner, shareholder, family member or officer of an organization that has a material relationship with the Company.

The Board of Directors has determined that, in its judgment as of the date of this Proxy Statement, each of the Company’s Directors, other than Scott Branch, Sean O’Connor and Diego Veitia, are independent directors within the meaning of Rule 4200 of the NASDAQ Stock Exchange (“NASDAQ”). Accordingly, all of the members of the Audit, Compensation and Nominating Committees are independent within the meaning of NASDAQ Rule 4200.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This section contains a discussion of the Company’s executive compensation program, including the objectives of the program, the policies underlying the program, the types of compensation provided by the program, and how the Company determined the compensation paid to each named executive officer.

Background

The Company’s Compensation Committee has primary responsibility for design and implementation of the Company’s executive compensation program. The Committee directly determines the compensation for the Company’s three principal executive officers—Sean O’Connor (the Chief Executive Officer), Scott Branch (the President) and Brian Sephton (the Chief Financial Officer). The Committee receives recommendations from the CEO regarding the compensation of the President and the CFO. The Committee also supervises and reviews the compensation for the Group Controller and the Secretary. The salaries for those officers are currently determined by one or more of the Company’s three principal executive officers.

The Company’s executive compensation program has been designed to reflect the Company’s vital need to attract and retain executives with specific skills and experience in the various businesses operated by the Company. In this regard, the success of these businesses is directly dependent on the ability of the Company’s executives to generate operating income with an appropriate level of risk. The Company competes with larger and better capitalized companies for individuals with the required skills and experience. As a result, the Company must have a compensation program which provides its executives with a competitive level of compensation relative to the compensation available from the Company’s competitors.

The Company’s executive compensation program has also been designed to reward executives based on their contribution to the Company’s success. The Compensation Committee believes that a compensation program which relies heavily on performance based compensation will both maximize the efforts of the Company’s executives and align the interests of executives with those of shareholders. This form of compensation also allows the Company to compete for talented individuals since it is common in the financial services industry.

Objectives of the Company’s Executive Compensation Program

The Company’s executive compensation program is designed to meet three principal objectives:

•	To provide competitive levels of compensation in order to attract and retain talented executives.

•	To provide compensation which reflects the contribution made by each executive to the Company’s success.

•	To encourage long term service to the Company by awarding equity based compensation.

Attract and Retain Talented Employees

The Company’s success depends on the leadership of senior executives and the skills and experience of its other executives. In order to attract and retain highly capable individuals, the Company needs to ensure that the Company’s compensation program provides competitive levels of compensation. Therefore, the Compensation Committee seeks to provide executives with compensation which is similar to the compensation paid by other financial services firms.

Provide Compensation Based on Performance

The Company believes that its continued success requires it to reward individuals based upon their contribution to the Company’s success. Accordingly, a substantial portion of each executive’s compensation is in the form of bonuses, which are paid based on both objective and subjective criteria.

Encourage Long-Term Service Through Equity Awards

The Company seeks to encourage long-term service by making equity awards to the Company’s executives. In the case of the three principal executive officers, the Compensation Committee has elected to award a portion of the executive’s bonus in the form of restricted stock. In the case of other executives, the Compensation Committee offers the executives the right to receive a portion of their bonuses in the form of restricted stock. All executives have the right to exchange a portion of any restricted stock awards into stock options.

What the Executive Compensation Program is Designed to Reward

By linking compensation opportunities to performance of the Company as a whole, the Company believes the Company’s compensation program encourages and rewards:

•	Efforts by each executive to enhance firm-wide productivity and profitability, and

•	Entrepreneurial behavior by each executive to maximize long-term equity value in the interest of all shareholders.

Elements of Compensation

The Company’s executive compensation program provides for the following elements of compensation:

•	base salary

•	bonus under an established bonus plans with objective criteria

•	discretionary bonus based on subjective criteria

•	health insurance and similar benefits

Base Salary

The Company pays each executive officer a base salary in order to provide the executive with a predictable level of income and enable the executive to meet living expenses and financial commitments. The Compensation Committee views base salary as a way to provide a non-performance based element of compensation that is certain and predictable. The Compensation Committee believes the base salary levels of the Company’s executives are modest compared to other financial service firms.

The base salaries for the CEO and President were originally established at the time the executives joined the Company in 2002 and have not been increased since that time. The base salary for each of them is $175,000. The base salary for the CFO was also established at the time of his initial employment, and has not been increased since that time. The base salary for the CFO is $135,000. The base salary for the Group Controller was determined by the CEO and President and was reviewed by the compensation committee. The base salary for the Group Controller during fiscal 2007 was $125,000. The base salary for the Corporate Secretary was determined by the CEO and President and was reviewed by the compensation committee. The base salary for the Secretary during fiscal 2007 was $81,120. The base salary for the Secretary as of January 1, 2008 is $100,000.

Bonuses under Executive Performance Plan

The Company utilizes its Executive Performance Plan to reward the Company’s three principal executive officers (Messrs. O’Connor, Branch and Sephton). The bonuses paid under the Executive Performance Plan are objective and are based on criteria established by the Company in advance. The Compensation Committee utilizes bonuses under these plans as the Company’s primary tool for encouraging executives to maximize productivity and profitability. Awards under these plans provide executives with an incentive to focus on aspects of the Company’s performance that the Compensation Committee believes are key to the Company’s success.

Executive Performance Plan

The Company adopted the Executive Performance Plan (the “EPP”) in 2007 in order to provide bonuses to designated executives based upon objective criteria. The plan is structured to satisfy the requirements for performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code so that the compensation is deductible for federal income tax purposes. The EPP permits awards to be paid in cash and/or restricted stock.

The Compensation Committee administers the EPP and has responsibility to designate eligible participants and establish specific “performance targets” for each participant in the plan. The performance targets may be based on one or more of the following business criteria, or on any combination thereof, on a consolidated basis:

•	change in share price

•	adjusted return on equity

•	control of fixed costs

•	control of variable costs

•	adjusted EBITDA growth

The targets must be established while the performance relative to the target remains substantially uncertain within the meaning of Section 162(m).

With respect to adjusted EBITDA growth, the plan provides that earnings before interest, taxes, depreciation and amortization (“EBITDA”) for any year will be adjusted as follows: to the extent that any portion of the commodity inventory of the Company and its subsidiaries is valued pursuant to generally accepted accounting principles (“GAAP”) at the end of any year at the lower of cost or market value, the EBITDA for such year will be increased by the amount of any unrealized gains which the Company would have recognized in that year if such commodity inventory had been valued at market in accordance with GAAP.

With respect to adjusted return on equity and adjusted EBITDA growth, the plan generally requires that adjustments be made to return on equity or EBITDA, as the case may be, when determining whether the applicable performance targets have been met, so as to eliminate, in whole or in part, in any manner specified by the Committee at the time the performance targets are established, the gain, loss, income and/or expense resulting from the following items:

•	changes in accounting principles that become effective during the performance period;

•	extraordinary, unusual or infrequently occurring events reported in the Company’s public filings, excluding early extinguishment of debt, and

•	the disposition of a business, in whole or in part.

The Committee may, however, provide at the time the performance targets are established that one or more of these adjustments will not be made as to a specific award or awards.

In addition, the Committee may determine at the time the goals are established that other adjustments will be made under the selected business criteria and applicable performance targets to take into account, in whole or in part, in any manner specified by the Committee, any one or more of the following:

•	gain or loss from all or certain claims and/or litigation and insurance recoveries,

•	the impact of impairment of tangible or intangible assets

•	restructuring activities reported in the Company’s public filings, and

•	the impact of investments or acquisitions.

Each of these adjustments may relate to the Company as a whole or any part of the Company’s business or operations, as determined by the Committee at the time the performance targets are established. The adjustments are to be determined in accordance with generally accepted accounting principles, unless another objective method of measurement is designated by the Committee. Finally, adjustments will be made as necessary to any business criteria related to the Company’s stock to reflect changes in corporate capitalization, such as stock splits and certain reorganizations.

Concurrently with the selection of performance targets, the Committee must establish an objective formula or standard for calculating the maximum bonus payable to each participating executive officer. Under the plan, the maximum bonus for each fiscal year may not exceed $3,000,000 for any executive.

Over the five-year term of the plan, the maximum per participant amounts are thus $15,000,000 for each executive. Notwithstanding this overall maximum, the Committee has sole discretion to determine, pursuant to its “negative discretion,” whether to actually pay any of or the entire maximum permissible bonus or to defer payment or vesting of any bonus, subject in each case to the plan’s terms and any other written commitment authorized by the Committee. The Committee is also authorized to exercise its negative discretion by establishing additional conditions and terms of payment of bonuses, including the achievement of other financial, strategic or individual goals, which may be objective or subjective, as it deems appropriate. Although the Committee may waive these additional conditions and terms, it may not waive the basic performance target as to the business criterion chosen for any particular period.

Bonuses will be paid in either cash or a combination of cash and restricted stock on a basis to be established by the Committee. In general, restricted stock is a grant of stock that is subject to forfeiture if specified vesting requirements are not satisfied.

If any portion of a bonus is payable in the form of restricted stock, then the restricted stock will be issued to the executive at a discount of 25% to the market value of the Company’s common stock (determined as of the date that is 75 days following the end of the applicable performance period, or, if the committee has not determined the bonus by this date, 15 days after the amount of the bonus is determined and certified by the Committee). These shares of restricted stock will vest at the rate of one-third per year, with the first one-third to vest on the first anniversary of the award and each subsequent one-third to vest at the end of each subsequent anniversary, all as specified with greater particularity in an award agreement to be entered into in accordance with the Company’s Restricted Stock Plan. In its discretion, the Committee may waive these provisions and elect to pay 100% of any bonus payable under the plan, regardless of amount, entirely in cash (for example, in the case of a participant who already holds a substantial number of shares). Likewise, in its discretion, the Committee may alter the vesting period or reduce the discount applicable to any restricted stock award.

In the event sufficient shares are not available pursuant to the Restricted Stock Plan, then the entire bonus will be payable in cash.

In any case in which a bonus is to be paid to a participant in part in the form of restricted stock, the participant may elect to exchange up to 33% of shares of such restricted stock for options to acquire three times such number of shares of the Company’s common stock pursuant to and in accordance with the 2003 Stock Option Plan (the “Substitute Options”). The Substitute Options will have the following terms:

•	the initial exercise price will be equal to the Fair Market Value (as defined in the Stock Option Plan) of the Company’s common stock on the date that the Substitute Options are granted,

•	the Substitute Options will have a term of four (4) years,

•

the right to exercise the Substitute Options will generally vest at the rate of one-third per year, with the first one-third to vest on the first anniversary of the grant and each subsequent one-third to vest at the end of each subsequent anniversary, and

•	other terms to be established by the Committee in accordance with the terms of the Stock Option Plan.

A participant’s election to receive Substitute Options must be made by written notice to the Committee not more than five days following the participant’s receipt of notice that the participant has been awarded restricted stock under the plan.

The performance plan may from time to time be amended, suspended or terminated, in whole or in part, by the Board of Directors or the Committee, but no amendment will be effective without Board and/or shareholder approval if such approval is required to satisfy the requirements of Section 162(m).

Application of Executive Performance Plan in 2007

For 2007, the Compensation Committee selected Sean O’Connor, Scott Branch and Brian Sephton to be participants in the Executive Performance Plan, with targeted bonus amounts of $600,000 in the case of Sean O’Connor and Scott Branch, and $450,000 in the case of Brian Sephton.

The Compensation Committee also established the following performance targets under the Executive Performance Plan for 2007.

Performance Targets for 2007

Target Annual Bonus

				Target
Increase in Share Price	<5%	5-10%	10-15%	15%	15-20%	20%+
Bonus Award	$0	-60%	-40%	1/4 target bonus	+60%	+100%
Adjusted Return on Equity	<8%	8-12%	12-15%	15%	17.5-20%	20.0%
Bonus Award	$0	-60%	-40%	1/4 target bonus	+40%	+100%
Control of Costs
Variance against target* in dollar fixed costs	>12%	7-12%	3-7%	0-3%	0-(5)%	(5)-(10)%
Bonus Award	$0	-60%	-40%	1/8 target bonus	+20%	+60%
Variable costs as a percentage of revenue against approved target**	>40%	38-40%	35-38%	32-35%	30-32%	28-30%
Bonus Award	$0	-60%	-40%	1/8 target bonus	+20%	+60%
Adjusted EBITDA Growth
Percentage growth over prior year	<5%	5-10%	10-20%	20-30%	30-40%	>40%
Bonus Award	$0	-60%	-40%	1/4 target bonus	+60%	+100%

*	2007 Performance Target for fixed costs (expressed as a fixed amount): $14,641,000

**	2007 Performance Target for variable costs (expressed as a percentage of total revenues): 30.42%

For 2007, the Compensation Committee also established the portion of each bonus earned under the Executive Performance Plan that would be payable in restricted stock based on a sliding scale, as follows:

Portion of bonus not exceeding $200,000: 15%

Portion of bonus exceeding $200,000 but not exceeding $400,000: 20%

Portion of bonus exceeding $400,000 but not exceeding $600,000: 25%

Portion of bonus exceeding $600,000: 30%

Bonuses Earned under Executive Performance Plan for 2007

Based on the Company’s results for 2007, the nominal amount of the bonuses earned under the Executive Performance Plan by the three participating executive officers were as follows:

Bonuses Under

2007 Executive Performance Plan

Name	Nominal Amount (1)	Cash Amount (2)	Restricted Shares (3)
			(#)	Value
Sean O’Connor (4)	$390,000	$322,000	3,288	$90,683
Scott Branch (5)	$390,000	$322,000	3,288	$90,683
Brian Sephton (6)	$292,500	$244,000	2,345	$64,675

(1)	This column sets forth the nominal amount of the bonus earned by each executive under the plan in 2007. A portion of these amounts are paid in the form of cash bonuses and the balance are paid in the form of restricted stock valued at a discount of 25% to the market value of the Company’s common stock.

(2)	This column sets forth the cash amount paid to the executive under the plan. These amounts were paid in fiscal 2008.

(3)	This column sets forth the number of shares of restricted stock awarded to each executive under the plan and the value of the shares calculated under FAS 123R. These shares vest over a period of three years. These shares were granted on December 14, 2007, and had a fair market value of $27.58 per share on the date of grant.

(4)	The executive also received a discretionary cash bonus of $263,000 and a discretionary award of 4,689 restricted shares. See “Discretionary Bonuses” below.

(5)	The executive also received a discretionary cash bonus of $263,000 and a discretionary award of 4,689 restricted shares. See “Discretionary Bonuses” below.

(6)	The executive also received a discretionary cash bonus of $207,875 and a discretionary award of 3,003 restricted shares. See “Discretionary Bonuses” below.

Discretionary Bonuses

The Company may award discretionary bonuses to its executives based on a subjective evaluation of the executive’s performance and the overall performance of the Company. These awards are in addition to bonuses paid under the Executive Performance Plan.

In the case of discretionary bonuses awarded to the three principal executive officers, the discretionary bonuses are awarded in the form of cash and restricted stock, as determined by the Compensation Committee. The nominal amount of the portion of any bonus which is awarded in the form of restricted stock is issued at a 25% discount from the fair market value of the Company’s common stock at the time of the award. The restricted stock vests over a period of three years.

In the case of discretionary bonuses awarded to other executive officers, the discretionary bonuses are awarded in the form of cash, unless the executive elects, prior to the end of the first quarter of each fiscal year, to receive a portion of any discretionary bonuses in the form of restricted stock. For fiscal year 2007 the Restricted Stock Plan was approved by shareholders in February, 2007 and the executives were then required to make an election on or before March 31, 2007. In the event that the executive makes such an election, then a portion of the nominal amount of the bonus is awarded in the form of restricted stock. This portion is equal to 15% of the first $50,000 of the bonus and 30% of the portion over $50,000. The restricted shares are issued at a 25% discount from the fair market value of the Company’s common stock at the time of the award. The restricted stock vests over a period of three years.

In 2007, the Compensation Committee utilized discretionary bonuses in order to adjust the total compensation paid to three principal executives to an amount which the Compensation Committee believed to be appropriate in light of each executive’s contribution to the Company’s success for each fiscal year.

For 2007, the Compensation Committee elected to award discretionary bonuses in the following nominal amounts to the three principal executive officers:

Discretionary Bonuses-Three Principal Executive Officers

Name	Nominal Amount (1)	Cash Amount (2)	Restricted Shares (3)
			(#)	Value
Sean O’Connor	$360,000	$263,000	4,689	$129,323
Scott Branch	$360,000	$263,000	4,689	$129,323
Brian Sephton	$270,0000	$207,875	3,003	$82,822

(1)	This column sets forth the nominal amount of the discretionary bonus awarded to each executive in 2007. A portion of these amounts is paid in the form of cash bonuses and the balance is paid in the form of restricted stock valued at a discount of 25% to the market value of the Company’s common stock.

(2)	This column sets forth the cash amount of the discretionary bonus awarded to the executive in 2007. These amounts were paid in fiscal 2008.

(3)	This column sets forth the number of shares of restricted stock awarded to each executive and the value of the shares calculated under FAS 123R. These shares vest over a period of three years. These shares were granted on December 14, 2007, and had a fair market value of $27.58 per share on the date of grant.

The Committee determined the nominal amount of the discretionary bonuses paid to the three principal officers in light of its assessment of the Company’s performance in 2007. In this connection, the Committee concluded that the bonuses earned by these executives under the Executive Performance Plan did not adequately reflect the Company’s performance in 2007 because the Executive Performance Plan did not fully take into account the unrealized gains in the Company’s commodities inventory, which are not recognized under GAAP.

The Committee elected to award the nominal amount of the discretionary bonuses to the three principal executive officers through a combination of cash and restricted stock.

The Company’s other two named executive officers were awarded discretionary bonuses with nominal amounts established by one or more of the Company’s three principal executive officers, subject to the supervision and review of the Compensation Committee.

For 2007, the discretionary bonuses awarded to the other two named executive officers were as follows:

Discretionary Bonuses- Other Named Executive Officers

Name	Nominal Amount (1)	Cash Amount (2)	Restricted Shares (3)
			(#)	Value
Jonathan C. Hinz	$85,000	$85,000
Nancey M. McMurtry	$70,000	$56,500	640	$18,016

(1)	This column sets forth the nominal amount of the discretionary bonus awarded to each executive in 2007. In the case of Mr. Hinz, all of this bonus was paid in the form of cash since he did not elect to receive any portion of his bonus in the form of restricted stock. In the case of Ms. McMurtry, a portion of this bonus was paid in the form of cash and the balance was paid in the form of restricted stock valued at a discount of 25% to the market value of the Company’s common stock.

(2)	This column sets forth the cash amount of the discretionary bonus awarded to the executive in 2007. These amounts were paid in fiscal 2008.

(3)	This column sets forth the number of shares of restricted stock awarded to Ms. McMurtry and the value of the shares calculated under FAS 123R. These shares vest over a period of three years. These shares were granted on November 30,, 2007, and had a fair market value of $28.15 per share on the date of grant.

Other Benefits

The Company provides medical, life insurance, disability and other similar benefits to executives and other employees. The Company intends these benefits to be generally competitive, in order to help in the Company’s efforts to recruit and retain talented executives. The Company’s executives participate in these benefit programs on the same basis as all of the Company’s other employees.

Under their employment agreements, Mr. O’Connor and Mr. Branch are entitled to severance in an amount equal to 100% of their total compensation for the longer of the remaining term of the agreement (which is a maximum of one year) or a period of six months in the case of Mr. O’Connor and Mr. Branch. Under their employment agreements, Mr. Sephton and Mr. Hinz would be entitled to severance in an amount equal to four months of their annual salary.

If each of the executives had been terminated as of September 30, 2007, they would have been entitled to the following termination payments: Mr. O’Connor ($87,500), Mr. Branch ($87,500), Mr. Sephton ($45,000) and Mr. Hinz ($41,667).

The Company reserves the right to offer additional payments to terminated employees if it is determined to be in the Company’s best interests. The Company has the right to fully vest executives in their equity awards upon retirement and in certain other termination of services circumstances.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the 2007 compensation earned or paid to our (a) Principal Executive Officer, (b) Principal Financial Officer, and (c) the other three most highly compensated executive officers as specified by SEC rules.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (1)	Stock Awards ($)	Option Awards ($) (2)		Non-Equity Incentive Plan Compensation ($) (3)	All other Compensation ($) (4)	Total ($)
Sean M. O’Connor Director and Chief Executive Officer	2007	$175,000	$263,000	–	$72,099	(5)	$322,000	$10,500	$842,599
Scott J. Branch Director and President	2007	175,000	263,000	–	$72,099	(5)	322,000	10,500	842,599
Brian T. Sephton Treasurer and Chief Financial Officer	2007	135,000	207,875	–	$53,563	(6)	244,000	13,000	653,438
Jonathan C. Hinz Group Controller (7)	2007	125,000	85,000	–			–	6,300	216,300
Nancey McMurtry Secretary and Vice President	2007	81,120	56,500	–			–	4,129	141,749

(1)	The amounts in this column reflect discretionary cash bonuses awarded to the executive officers in 2007. These were paid in fiscal 2008. In December 2007, certain of these officers also received discretionary awards of restricted stock for services rendered in the 2007 fiscal year. In accordance with SEC rules, these stock grants will be reported in the Summary Compensation Table for 2008. See “Discretionary Bonuses” above.

(2)	The amounts in this column represent the dollar amounts recognized for financial statement reporting purposes with respect to the 2007 fiscal year for each of the named executive officers in accordance with SFAS 123R including expense from stock options granted in earlier years. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For information on the valuation assumptions with respect to option grants made prior to fiscal 2007, see Note 23 in the Company’s consolidated financial statements for the fiscal year ended September 30, 2007, as set forth in the Company’s Form 10-K for the 2007 fiscal year. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers.

(3)	The amounts in this column reflect cash bonuses awarded to the executive officers in 2007 under the Executive Performance Plan. These were paid in the 2008 fiscal year. These officers were also granted awards of restricted stock under the Executive Performance Plan in 2007. In accordance with SEC rules, these stock grants will be reported in the Summary Compensation Table for 2008. See “Executive Performance Plan” above.

(4)	Represents the dollar amount of corporate matching contributions to a SIMPLE IRA plan.

(5)

In December 2005, Mr. O’Connor and Mr. Branch were each granted options to acquire 25,000 shares of the Company’s common stock with an exercise price of $10.12 (which was at 15% above the market price on the date of the grant). These options were granted in recognition for services performed during the

2005 fiscal year. For information on the valuation assumptions with respect to these option grants, see Note 23 in the Company’s consolidated financial statements for the fiscal year ended September 30, 2007, as set forth in the Company’s Form 10-K for the 2007 fiscal year. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers.

(6)	In December 2004, at the commencement of his employment with the Company, Mr. Sephton was granted options to acquire 20,000 shares of common stock at an exercise price of $7.35 (which was the market price on the date of grant). In December 2005, Mr. Sephton was granted options to acquire 15,000 shares of the common stock at an exercise price of $10.12 (which was 15% above the market price on the date of the grant). These options were granted in recognition of services performed during the 2005 fiscal year. For information on the valuation assumptions with respect to this option grant, see Note 23 in the Company’s consolidated financial statements for the fiscal year ended September 30, 2007, as set forth in the Company’s Form 10-K for the 2007 fiscal year. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers.

(7)	Mr. Hinz resigned as Group Controller effective December 31, 2007.

Grants of Plan Based Awards — 2007

The Company’s named executive officers were not granted not any Plan based awards during the 2007 fiscal year. As discussed in the sections entitled “Executive Compensation Plan” and “Discretionary Bonuses” above, the Company made awards of restricted stock to certain named executive officers in fiscal 2008 on account of services rendered in fiscal 2007.

Outstanding Equity Awards at Fiscal Year-End — 2007

The following table sets forth all outstanding equity awards held by the named executive officers as of September 30, 2007.

Outstanding Equity Awards

At September 30, 2007

			Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Sean M. O’Connor	67,500		0	$2.50	12/6/2012
	132,500		0	$2.50	3/7/2013
	16,500	(1)	8,500	$8.568	11/18/2008
	8,250	(2)	16,750	$10.12	12/2/2009
Scott J. Branch	62,500		0	$2.50	12/6/2012
	132,500		0	$2.50	3/7/2013
	16,500	(3)	8,500	$8.568	11/18/2008
	8,250	(4)	16,750	$10.12	12/2/2009
Brian T. Sephton	13,200	(5)	6,800	$7.35	12/1/2008
	4,950	(6)	10,050	$10.12	12/2/2009
Jonathan C. Hinz	5,450		0	$7.167	12/9/2009
	1,750		0	$11.625	3/10/2010
	20,000		0	$3.125	3/10/2011
	2,700		0	$1.30	12/6/2012
Nancey M. McMurtry	1,000		0	$11.625	3/10/2010
	10,000		0	$3.125	3/9/2011
	13,000		0	$1.40	4/11/2012
	3,500		0	$1.30	12/6/2012

(1)	This option was fully vested on 11/18/2007.

(2)	This option will fully vest on 12/2/2008.

(3)	This option was fully vested on 11/18/2007.

(4)	This option will fully vest on 12/2/2008.

(5)	This option was fully vested on 12/1/2007.

(6)	This option will fully vest on 12/2/2008.

Options Exercised and Stock Vested- 2007

The following table sets forth the number of shares of common stock acquired during 2007 by each named executive officer upon the exercise of options or through the vesting of restricted stock.

Options Exercised and Stock Vested

During Fiscal Year Ended September 30, 2007

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Sean M. O’Connor (1)	75,000	$1,025,625
Scott Branch (2)	80,000	$1,166,600
Brian T. Sephton
Jonathan C. Hinz (3)	7,300	$148,160
Nancey M. McMurtry (4)	6,500	$137,220

(1)	These amounts reflect the exercise of 75,000 options at an exercise price of $2.50.

(2)	These amounts reflect the exercise of 80,000 options at an exercise price of $2.50.

(3)	These amounts reflect the exercise of 7,300 options at an exercise price of $1.30.

(4)	These amounts reflect the exercise of 6,500 options at an exercise price of $1.30.

Change of Control

None of the five named executive officers are entitled to any benefits, including acceleration of equity awards, upon a change in control of the Company.

REPORT OF THE COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its reviews and discussion with management, the Compensation Committee recommended to the Board of Directors, and the Board has approved, that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and Proxy Statement for the fiscal year ended September 30, 2007.

THE COMPENSATION COMMITTEE

John M. Fowler, Chairman

Robert A. Miller

John Radziwill

The Compensation Committee report in this proxy statement shall not be deemed incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

DIRECTOR COMPENSATION

The Board of Directors has retained the oversight of Director compensation and has not delegated that function to any of its committees. The Board periodically reviews its non-executive director compensation to determine if any adjustments are necessary in order for the Company to attract and retain qualified Directors.

Each Director of the Company who is not an officer or employee receives director’s fees of $18,000 per year. The Chairman of each committee of the Board of Directors receives an additional fee of $5,000 per year. The Chairman of the Board receives an additional $28,000 per year. In addition, each continuing non-employee Director, as part of his annual compensation, is granted restricted shares of common stock which generally vest ratably over a three year period. The number of shares included in this award is determined by the Board of Directors. On May 3, 2007, each non-employee Director was granted 500 shares of restricted stock, vesting over a period of three years. The fair market value of the Company’s common stock on the date of grant was $22.06 per share.

All Directors are reimbursed for out-of-pocket expenses incurred in the performance of their services for the Company. The Company also extends coverage to Directors under the Company’s officers’ indemnity insurance policies.

The following chart summarizes the 2007 compensation for the Company’s non-employee Directors.

Non-Employee Director Compensation

For Fiscal Year Ended September 30, 2007

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
John M. Fowler	$23,000	$1,532	$6,105	$30,637
Robert A. Miller, Ph.D.	$23,000	$1,532	$10,107	$34,639
John Radziwill	$23,000	$1,532	$10,107	$34,639
Diego Veitia	$46,000	$1,532	$0	$47,532
Justin R. Wheeler	$18,000	$1,532	$6,105	$25,637

(1)	The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of restricted stock awards granted to each Director in fiscal 2007 in accordance with SFAS 123R. Fair value is calculated using the closing price of the Company’s stock on the date of grant. For additional information, refer to Note 24 to the Company’s consolidated financial statements for the fiscal year ended September 30, 2007, set forth in the Company’s Form 10-K for the 2007 fiscal year. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named Directors.

(2)	The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year of the expense recognized y the Company in accordance with SFAS 123R from stock awards granted in earlier years. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For information on the valuation assumptions with respect to option grants made prior to fiscal 2007, see Note 23 to the Company’s consolidated financial statements for the fiscal year ended September 30, 2007, set forth in the Company’s Form 10-K for the 2007 fiscal year. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named Directors.

PROPOSAL 2 – RATIFICATION OF INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed Rothstein, Kass & Company, P.C. (“Rothstein Kass”) as the Company’s independent registered public accountants for the fiscal year ending September 30, 2008. The Board has endorsed this appointment and it is being presented to the shareholders for ratification.

Representatives of Rothstein Kass are expected to be present at the 2008 annual meeting (either in person or by teleconference), will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Shareholder ratification of the selection of Rothstein Kass as the Company’s independent registered public accountants is not required by the Company’s bylaws or otherwise. However, the Board is submitting the appointment of Rothstein Kass to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may appoint a different independent accounting firm at any time during the year if the Committee determines that such a change would be in the best interests of the Company and its shareholders.

AUDIT COMMITTEE REPORT

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Company’s independent registered public accountants are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States.

The Audit Committee operates under a written charter approved by the Board, a copy of which may be found on the Company’s website, www.intlassets.com. The Charter provides, among other things, that the Audit Committee has full authority to engage the independent auditor, independent advisors and consultants.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent accountants the Company’s audited financial statements. The Audit Committee also has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 relating to communication with audit committees. In addition, the Audit Committee has received from the independent accountants the written disclosures and letter required by Independence Standards Board Standard No. 1 relating to independence discussions with audit committees, has discussed with the independent accountants their independence from the Company and its management, and has considered whether the independent accountants’ provision of non-audit services to the Company is compatible with maintaining the accountants’ independence.

The Audit Committee discussed with the Company’s independent accountants the overall scope and plans for their respective audits. The Audit Committee met with the independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. In addition, the Audit Committee met with the Chief Executive Officer and Chief Financial Officer of the Company to discuss the processes that they have undertaken to evaluate the accuracy and fair presentation of the Company’s financial statements and the effectiveness of the Company’s systems of disclosure controls, including the clarity of the disclosures, and procedures and internal control over financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2007 for filing with the Securities and Exchange Commission and has selected Rothstein, Kass & Company, P.C. to serve as the Company’s independent auditors for 2008.

Respectfully submitted,

THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

John Radziwill, Chairman

Justin R. Wheeler

John M. Fowler

The Audit Committee report in this proxy statement shall not be deemed incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Fees Paid To Independent Registered Public Accounting Firms

Rothstein Kass performed the review of each of the Company’s quarterly reports for the 2007 fiscal year and the audit of the Company’s financial statements for the year ended September 30, 2007.

The following table presents fees billed for professional audit and other services rendered by Rothstein Kass and KPMG, LLP (“KPMG”) for the periods presented.

	Fiscal 2007	Fiscal 2006
Fees billed by Rothstein Kass
Audit Fees(1)	$553,500	$255,000
Audit Related Fees (2)	15,000	11,000
Tax Fees(3)		9,000
All Other Fees (4)		27,000

Total	$568,500	$302,000
Fees billed by KPMG
Audit Fees(1)		—
Audit Related Fees (2) (5)		$12,500
Tax Fees(3)		—
All Other Fees (4)		—

Total		$12,500

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees,” including registration statement filings.

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax consultation and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance and international tax planning.

(4)	All Other Fees consist of fees for products and services other than the services reported above.

(5)	On July 13, 2005, the Audit Committee engaged Rothstein Kass as the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2005. Rothstein Kass replaced KPMG. Subsequently, the Company paid KPMG for review of a registration statement filed with the SEC which included financial statements for the fiscal year ended September 30, 2004.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. During the 2007 fiscal year, 100% of the audit and tax services were pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ROTHSTEIN, KASS & COMPANY, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3 - OTHER MATTERS

The Board of Directors does not know of any other matters that will be presented for consideration at the 2008 annual meeting. If any other matters are properly brought before the 2008 annual meeting, the persons appointed as proxies will vote on such matters in accordance with their best judgment.

MANAGEMENT

The following table lists certain information about the executive officers of the Company:

Name	Age	Director Since	Officer Since	Position with the Company
Sean M. O’Connor	45	2002	2002	Director and Chief Executive Officer
Scott J. Branch	45	2002	2002	Director and President
Brian T. Sephton	50	—	2004	Treasurer and Chief Financial Officer
Nancey M. McMurtry	60	—	2000	Vice President and Secretary

The background of each of the Company’s executive officers who also serve as a director is set forth in Proposal 1 – Election of Directors. The backgrounds of Mr. Sephton, Mr. Hinz and Mrs. McMurtry are set forth below.

Brian T. Sephton joined the Company in December 2004 as its Executive Vice President and was appointed Chief Financial Officer effective January 1, 2005. From 1999 until 2004, Mr. Sephton served as Senior Vice President of Standard New York Securities in Miami, Florida, with responsibilities for managing the activities of an office specializing in Latin American investment banking and investment advisory businesses. From 1997 to 1999, Mr. Sephton was Managing Director of Standard Bank Jersey Ltd, a private bank. During this period, he also served as a director of Standard Bank Offshore Group. Mr. Sephton has also qualified and practiced as a chartered accountant and an attorney in South Africa.

Nancey M. McMurtry joined the Company in 1988 and currently serves as Vice President/Corporate Secretary. Prior to 2003, she served as Assistant Secretary of the Company.

CODE OF ETHICS

The Company has adopted a Code of Ethics which applies to the Company’s officers, directors and employees. A copy of the Company’s Code of Ethics is available on the Company’s website www.intlassets.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of the Company’s common stock as of December 31, 2007, by (i) each person known by the Company to own more than 5% of the Company’s common stock, (ii) each director and nominee for director of the Company, (iii) each of the Company’s executive officers named in the “Summary Compensation Table” and (iv) all of the Company’s executive officers and directors of the Company as a group.

Name	Shares Beneficially Owned (1)(2)	Percent of Class
Leucadia National Corporation (3)	1,384,985	16.5%
Sean M. O’Connor (4) (5) (6)	1,231,064	14.3%
St. James Trust (7)	780,434	9.3%
Scott J. Branch (8) (9) (10)	1,022,571	11.9%
Barbara Branch (11)	367,647	4.4%
John Radziwill (12) (13) (14) (15)	846,566	10.1%
Goldcrown Asset Management Ltd. (15)	569,853	6.8%
Bares Capital Management, Inc. (16)	828,442	9.9%
Samuel and Eileen Taub (17)	499,426	5.9%
Diego J. Veitia (18) (19) (20)	132,868	1.6%
Jonathan C. Hinz (21)	55,910	0.7%
John M. Fowler (22)	53,800	0.6%
Brian T. Sephton (23)	48,448	0.6%
Nancey McMurtry (24)	44,640	0.5%
Robert A. Miller (25)	40,168	0.5%
Justin R. Wheeler (26)	3,800	0.0%
All directors and executive officers as a group (27) (ten persons)	3,479,835	38.9%

(1)	Except as otherwise noted, all shares were owned directly with sole voting and investment power.

(2)	Includes shares of common stock that can be acquired under outstanding options within 60 days from December 31, 2007 and restricted shares granted through January 15, 2008.

(3)	The address of Leucadia National Corporation is 315 Park Ave. S., New York, New York 10010.

(4)	The address of Sean M. O’Connor is 708 Third Avenue, 7th Floor, New York, New York 10017.

(5)	Includes 780,434 shares held by The St. James Trust. Mr. O’Connor is an advisor to The St. James Trust and his family members are among the beneficiaries of the Trust.

(6)	Includes 231,500 shares which Mr. O’Connor may acquire under outstanding stock options and 7,977 restricted shares.

(7)	The address of the St. James Trust is Standard Bank Offshore Trust Company Jersey Ltd., Standard Bank House, 47-49 La Motte Street, St. Helier, Jersey JE4 8XR, Channel Islands.

(8)	Scott J. Branch’s address is 708 Third Avenue, 7th Floor, New York, New York 10017.

(9)	Includes 367,647 shares owned by Mr. Branch’s spouse, Barbara Branch.

(10)	Includes 196,500 shares which Mr. Branch may acquire under outstanding stock options and 7,977 restricted shares.

(11)	Barbara Branch’s address is 708 Third Avenue, 7th Floor, New York, New York 10017.

(12)	Includes 8,300 shares which Mr. Radziwill may acquire under outstanding stock options and 500 restricted shares.

(13)	Includes 569,853 shares owned by Goldcrown Asset Management Limited. Mr. Radziwill is a director and a beneficial owner of more than 10% of Goldcrown Asset Management Limited.

(14)	Includes 267,913 shares owned by Humble Trading Limited. Mr. Radziwill is affiliated with Humble Trading Limited but disclaims beneficial ownership of these shares.

(15)	The address of John Radziwill and Goldcrown Asset Management Limited is 1st Floor, 9 Walton Street, London SW3 2JD.

(16)	The address of Bares Capital Management, Inc. is 221 W 6th Street, Suite 1225 Austin, TX 78701

(17)	The address of Samuel and Eileen Taub is 141 South Linden Drive, Beverly Hills California 90210.

(18)	The address of Diego J. Veitia is P.O. Box 1046, Winter Park, Florida 32790.

(19)	Includes 111,568 shares held by The Diego J. Veitia Family Trust (the “Veitia Family Trust”). Mr. Veitia is the settlor, sole trustee and primary beneficiary of the Veitia Family Trust.

(20)	Includes 500 restricted shares.

(21)	Includes 29,900 shares which Mr. Hinz may acquire under outstanding stock options.

(22)	Includes 3,300 shares which Mr. Fowler may acquire under outstanding stock options and 500 restricted shares.

(23)	Includes 29,900 shares which Mr. Sephton may acquire under outstanding stock options and 5,348 restricted shares.

(24)	Includes 27,500 shares which Mrs. McMurtry may acquire under outstanding stock options and 640 restricted shares.

(25)	Includes 22,500 shares which Mr. Miller may acquire under outstanding stock options and 500 restricted shares.

(26)	Includes 3,300 shares which Mr. Wheeler may acquire under outstanding stock options and 500 restricted shares.

(27)	Includes 552,700 shares which may be acquired under outstanding stock options and 24,442 restricted shares.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of the Company’s common stock, to file reports of ownership and changes in ownership of the common stock with the Securities and Exchange Commission.

Based solely on the review of such reports, the Company is aware the following persons did not file reports under Section 16(a) on a timely basis during the 2007 fiscal year:

Mr. Veitia, Mr. Radziwill, Mr. Wheeler and Mr. Fowler each failed to file on a timely basis one report regarding the award of shares of restricted stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Leucadia National Corporation has a current investment of approximately $45,000,000 in a hedge fund managed by INTL Consilium, LLC, a limited liability company in which the Company holds a 50.1% interest. Justin Wheeler, a director of the Company, is an executive of Leucadia.

The Company has adopted a written Code of Ethics which is on the Company’s website. The Code of Ethics governs the behavior of all the Company’s employees, officers and directors, including the named executive officers. The Code of Ethics provides that no employee shall engage in any transaction involving the Company if the employee or a member of his or her immediate family has a substantial interest in the transaction or can benefit directly or indirectly from the transaction (other than through the employee’s normal compensation), unless the transaction or potential benefit and the interest have been disclosed to and approved by the Company.

If one of the Company’s executive officers has the opportunity to invest or otherwise participate in such a transaction, the policy requires the executive to contact the President and the Chairman of the Audit Committee. Any such transaction must be approved by the Audit Committee.

The Code of Ethics has been adopted by the Board of Directors and any exceptions to the policies set forth in the Code of Ethics must be requested in writing addressed to the Audit Committee of the Board of Directors. If an executive officer requests an exception, the request must be delivered to the Chairman of the Audit Committee and no exceptions shall be effective unless approved by the Audit Committee.

GENERAL INFORMATION

Shareholder Proposals

Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company’s 2009 annual meeting of shareholders and that shareowners desire to have included in the Company’s proxy materials relating to such meeting must be received by the Company at its corporate offices no later than October 1, 2008, which is 120 calendar days prior to the anniversary of this year’s mailing date. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

If a shareholder wishes to present a proposal at the Company’s 2009 annual meeting or to nominate one or more directors and the proposal is not intended to be included in the Company’s proxy statement relating to that meeting, the shareowner must give advance written notice to the Company by December 15, 2008, as required by SEC Rule 14a-4(c)(1).

Any shareholder filing a written notice of nomination for director must describe various matters regarding the nominee and the shareholder, including such information as name, address, occupation and shares held. Any shareholder filing a notice to bring other business before a shareholder meeting must include in such notice, among other things, a brief description of the proposed business and the reasons for the business, and other specified matters. Copies of those requirements will be forwarded to any shareholder upon written request.

Solicitation

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Availability of Form 10-K

The Company will provide the Company’s Annual Report on Form 10-K for the 2007 fiscal year to shareholders, without charge, upon written request. Such requests should be submitted to Brian T. Sephton, Chief Financial Officer, International Assets Holding Corporation, 220 E. Central Parkway, Suite 2060, Altamonte Springs, Florida 32701. Exhibits to Form 10-KSB will also be provided upon specific request.

Diego J. Veitia
Chairman

January 29, 2008

PROXY

INTERNATIONAL ASSETS HOLDING CORPORATION

220 E. CENTRAL PARKWAY

SUIT E 2060

ALTAMONTE SPRINGS, FLORIDA 32701

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED HEREBY APPOINTS DIEGO J. VEITIA AND SEAN M. O’CONNOR, AND EACH OF THEM ACTING SEPARATELY, AS PROXIES OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO VOTE ALL THE SHARES OF COMMON STOCK OF INTERNATIONAL ASSETS HOLDING CORPORATION HELD OF RECORD BY THE UNDERSIGNED ON JANUARY 15, 2008, AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 13, 2008 OR ANY ADJOURNMENT THEREOF.

The shares represented by this proxy, when properly executed, will be voted as specified by the undersigned shareholder(s) in items 1 and 2. If this card contains no specific voting instructions, the shares will be voted FOR the election of all nominees for director and FOR the ratification of Rothstein, Kass & Co. PC as the Company’s independent public accountants.

( Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ FOLD AND DETACH HERE Δ

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

				FOR	AGAINST	ABSTAIN
1. To elect seven directors to serve until the 2009 annual meeting of the shareholders.			2. To ratify the appointment of Rothstein , Kass & Co. P.C. as the Company’s registered independent public accountants for the 2008 fiscal year.	☐	☐	☐
Nominees:	FOR	WITHHOLD	3. In their discretion, upon the transaction of any other matters which
02 Sean M. O’Connor 03 Scott J. Branch 04 Robert A. Miller 05 John Radziwill 06 Justin R. Wheeler 07 John M. Fowler	all nominees listed (except as marked to the contrary ) ☐	AUTHORITY to vote for all nominees listed ☐	may properly come before the meeting or any adjournment thereof.

(Instruction: To withhold authority to vote for any individual nominee, place a line through the nominee’s name.)

Signature                                                                      Signature if held jointly                                               Dated                      ,2008

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

Δ FOLD AND DETACH HERE Δ

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH OF WHICH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the date of the annual meeting.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET	OR	TELEPHONE
http://www.proxyvoting.com/iaac		1-866-540-5760
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail , mark , sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.